Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of December 19, 2017 by and among FinTech Acquisition Corp. II, a Delaware corporation (the “Company”), Intermex Holdings II, Inc., a Delaware corporation (“Intermex”), and the undersigned stockholders of the Company (collectively, the “Company Stockholders” or the “Voting Parties”, and each, a “Company Stockholder” or a “Voting Party”).

WHEREAS, concurrently with the execution of this Agreement, the Company, FinTech II Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub 1”), FinTech II Merger Sub 2 LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“Merger Sub 2”), Intermex, and SPC Intermex Representative LLC, a Delaware limited liability company, have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), pursuant to which Merger Sub 1 will be merged (the “First Merger”) with and into Intermex with Intermex continuing as the initial surviving entity, immediately following which the initial surviving entity will be merged (the “Second Merger,” and together with the First Merger, the “Mergers”) with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving entity and a direct wholly owned subsidiary of the Company; and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Intermex has required that the Company Stockholders execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.     Definitions. As used herein the term “Voting Shares” shall mean all securities of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act, including by the exercise or conversion of any security exercisable or convertible for shares of Company Common Stock (as defined herein), but excluding shares of stock underlying unexercised options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by any Voting Party, including any and all securities of the Company acquired and held in such capacity subsequent to the date hereof (the “Company Voting Shares”). Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Merger Agreement.

2.     Representations and Warranties of the Voting Parties. Each Voting Party on its own behalf hereby represents and warrants to the other parties hereto, severally and not jointly, with respect to such Voting Party and such Voting Party’s ownership of its Voting Shares set forth on Annex A as follows:

a.      Organization; Authority. If Voting Party is a legal entity, Voting Party (i) is duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and (ii) has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. If Voting Party is a natural person, Voting Party has the legal capacity to enter into this Agreement and perform his or her obligations hereunder. If Voting Party is a legal entity, this Agreement has been duly authorized, executed and delivered by Voting Party. This Agreement constitutes a valid and binding obligation of Voting Party enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

1

b.    No Consent. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or other Person on the part of Voting Party is required in connection with the execution, delivery and performance of this Agreement. If Voting Party is a natural person, no consent of such Voting Party's spouse is necessary under any "community property" or other laws for the execution and delivery of this Agreement or the performance of Voting Party’s obligations hereunder. If Voting Party is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the performance of Voting Party’s obligations hereunder.

c.    No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (A) if such Voting Party is a legal entity, conflict with or violate any provision of the organizational documents of Voting Party, or (B) violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under, any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Voting Party or to Voting Party’s property or assets, except, in the case of clause (B), that would reasonably be expected to prevent or delay the consummation of the Mergers or that would reasonably be expected to prevent Voting Party from fulfilling its obligations under this Agreement.

d.     Ownership of Shares. Voting Party Beneficially Owns its Voting Shares free and clear of all Encumbrances. Except pursuant hereto and pursuant to (i) the Letter Agreement dated January 19, 2017 between certain stockholders of the Company and the Company, (ii) the Amended and Restated Limited Liability Company Agreement of FinTech Investor Holdings II, LLC, (iii) the Contingent Sale and Assignment of Economic Interest Agreement dated January 19, 2017 between Daniel G. Cohen and Bay Pond Partners, L.P., (iv) the Contingent Sale and Assignment of Economic Interest Agreement dated January 19, 2017 between Daniel G. Cohen and Bay Pond Investors (Bermuda) L.P. and (v) the Contingent Sale and Assignment of Economic Interest Agreement dated January 19, 2017 between Daniel G. Cohen and Ithan Creek Master Investors (Cayman) L.P., there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Voting Party is a party relating to the pledge, acquisition, disposition, transfer or voting of Voting Shares and there are no voting trusts or voting agreements with respect to the Voting Shares.  Voting Party does not Beneficially Own (i) any Voting Shares other than the Voting Shares set forth on Annex A and (ii) any options, warrants or other rights to acquire any additional shares of common stock of the Company (“Company Common Stock”) or any security exercisable for or convertible into shares of Company Common Stock, other than as set forth on Annex A (collectively, “Options”).

2

3.     Agreement to Vote Shares.

a.     Each Voting Party shall during the term of this Agreement vote or cause to be voted the Company Voting Shares that he, she or it Beneficially Owns, and shall execute a written consent or consents of stockholders of the Company if stockholders of the Company are requested to vote their shares through the execution of an action by written consent: (i) in favor of the Mergers and the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Parent Charter and Bylaws Amendment and the issuance of shares of Parent Common Stock and all shareholder approvals required by the rules of Nasdaq with respect to the issuance of shares of Parent Common Stock and the Parent Equity Compensation Plan and the adjournment of the Parent Stockholders’ Meeting, in each case, at every meeting (or in connection with any request for action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; and (ii) against (A) any proposal or offer from any Person (other than Intermex or any of its Affiliates) concerning (1) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company or any of its Subsidiaries (each, a “Company Entity”), (2) the issuance or acquisition of shares of capital stock or other equity securities of any Company Entity, or (3) the sale, lease, exchange or other disposition of any significant portion of any Company Entity’s properties or assets; (B) any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or the Merger Subs under the Merger Agreement; and (C) any action, proposal, transaction or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Mergers or the fulfillment of the Company’s or the Merger Subs’ conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s certificate of incorporation or bylaws other than in connection with the Mergers).

b.     The Voting Parties hereby authorize the Company, the Merger Subs and Intermex to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement and filings with any Governmental Authority whose consent, approval, authorization or waiver is required to consummate the Mergers, each Voting Party’s identity and ownership of the Voting Shares and the nature of each Voting Party’s obligations under this Agreement.

4.     No Voting Trusts or Other Arrangement. Each Voting Party shall not, and shall not permit any entity under Voting Party’s control to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares or otherwise in respect of the Voting Shares other than in accordance with this Agreement or the Merger Agreement. Each Voting Party hereby revokes any and all previous proxies and attorneys in fact with respect to the Voting Shares.

5.      Transfer and Encumbrance. Each Voting Party, during the term of this Agreement, shall not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of his, her or its Voting Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of his, her or its Voting Shares or Voting Party’s voting or economic interest therein. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of Voting Shares by any Voting Party to (a) any other Voting Party or (b) with the prior written approval of Intermex, any other Person; provided, however, that a Transfer referred to in clause (b) of this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company and Intermex, to be bound by all of the terms of this Agreement.

6.      Appraisal and Dissenters’ Rights. Each Voting Party hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Mergers that such Voting Party may have by virtue of ownership of Company Common Stock.

7.     Acquisition of Company Common Stock. Each Voting Party acknowledges and agrees that he, she or it shall not acquire any additional equity securities of the Company after the date hereof if as a result of such acquisition, such Voting Party would Beneficially Own more than 9.9% of the equity securities of the Company, after giving effect to the Mergers and the other transactions contemplated by the Merger Agreement.

3

8.      Termination. This Agreement shall terminate upon the earliest to occur of (i) the Second Merger Effective Time and (ii) the date on which the Merger Agreement is terminated in accordance with its terms. Upon termination of this Agreement, this Agreement shall forthwith become void and have no effect and no party hereto shall have any further obligations or liabilities under this Agreement, except that (x) the provisions of Sections 8, 10, 12, and 13 shall survive termination and (y) nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

9.      No Agreement as Director or Officer. Voting Party is signing this Agreement solely in his, her or its capacity as a stockholder of the Company. No Voting Party makes any agreement or understanding in this Agreement in such Voting Party’s capacity as a director or officer of the Company or any of its subsidiaries (if Voting Party holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Voting Party in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in any Voting Party’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Voting Party from exercising his or her fiduciary duties as an officer or director to the Company or its stockholders, as applicable.

10.  Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto and, accordingly, that this Agreement shall be specifically enforceable, in addition to any other remedy to which such injured party is entitled at law or in equity, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach or an award of specific performance is not an appropriate remedy for any reason at law or equity and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtain any remedy referred to in this Section 10, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

11.  Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or, in the case of a waiver, by the party against whom the waiver is to be effective. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

12.  Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth on Annex A (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

4

13.  Miscellaneous.

a.     This Agreement, the rights and duties of the parties hereto, and any disputes (whether in contract, tort or statute) shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

b.     Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware state courts located in Wilmington, Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 13(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

c.      EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(c).

5

d.     If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

e.      This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

f.       Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

g.     All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

h.     The obligations of each Voting Party set forth in this Agreement shall not be effective or binding upon such Voting Party until after such time as the Merger Agreement is executed and delivered by each of the parties thereto. The parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

i.       No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Any assignment contrary to the provisions of this Section 13(i) shall be null and void.

[Remainder of this page intentionally left blank]

6

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

COMPANY STOCKHOLDERS: DGC FAMILY FINTECH TRUST
By:	/s/ Rafi Licht
Name: Rafi Licht
Title: Trustee
FINTECH INVESTOR HOLDINGS II, LLC
By:	/s/ Daniel Cohen
Name: Daniel Cohen
Title: Authorized Person
SWARTHMORE TRUST OF 2016
By:	/s/ Richard Maiocco
Name: Richard Maiocco
Title: Trustee
HEPCO FAMILY TRUST

By:	/s/ Mark Gimbel
Name: Mark Gimbel
Title: Trustee
COHEN SPONSOR INTERESTS II, LLC

By:	/s/ Daniel Cohen
Name: Daniel Cohen
Title: Manager

[Voting Agreement]

/s/ Betsy Z. Cohen
Betsy Z. Cohen

/s/ Daniel G. Cohen
Daniel G. Cohen

/s/ James J. McEntee, III
James J. McEntee, III

/s/ Shami Patel
Shami Patel

/s/ Jeremy Kuiper
Jeremy Kuiper

[Voting Agreement]

COHEN AND COMPANY LLC
By:	/s/ Lester Brafman
Name: Lester Brafman
Title: CEO

/s/ Plamen Mitrikov
Plamen Mitrikov

[Voting Agreement]

COMPANY: FINTECH ACQUISITION CORP. II
By:	/s/ James J. McEntee, III
Name: James J. McEntee, III
Title: President

[Voting Agreement]

INTERMEX: INTERMEX HOLDINGS II, INC.

By:	/s/ Robert Lisy
Name: Robert Lisy
Title: President and Chief Executive Officer

[Voting Agreement]

Annex A

Holder	Address	Shares of Company Common Stock	Options and Warrants to Purchase Company Common Stock	Other Company Equity Securities or Rights to Acquire Company Equity Securities
DGC Family FinTech Trust	c/o FinTech Acquisition Corp II 712 5th Avenue, Floor 12 New York, NY 10019	513,407
FinTech Investor Holdings II, LLC	c/o FinTech Acquisition Corp II 712 5th Avenue, Floor 12 New York, NY 10019	3,609,678	195,000
Swarthmore Trust of 2016	c/o FinTech Acquisition Corp II 712 5th Avenue, Floor 12 New York, NY 10019	370,795
Hepco Family Trust	1845 Walnut Street, 10th Floor Philadelphia, PA 19103	200,000
Cohen Sponsor Interests II, LLC	c/o FinTech Acquisition Corp II 712 5th Avenue, Floor 12 New York, NY 10019	500,000
Betsy Z. Cohen	c/o FinTech Acquisition Corp II 712 5th Avenue, Floor 12 New York, NY 10019	392,827
Daniel G. Cohen	c/o FinTech Acquisition Corp II 712 5th Avenue, Floor 12 New York, NY 10019	542,827
James J. McEntee, III	c/o FinTech Acquisition Corp II 712 5th Avenue, Floor 12 New York, NY 10019	39,709
Shami Patel	c/o FinTech Acquisition Corp II 712 5th Avenue, Floor 12 New York, NY 10019	57,045
Jeremy Kuiper	c/o FinTech Acquisition Corp II 712 5th Avenue, Floor 12 New York, NY 10019	57,045
Cohen and Company LLC	Cira Center 2929 Arch Street, Suite 1703 Philadelphia, PA 19104-2870	30,000
Plamen Mitrikov	712 Fifth Avenue, Floor 8, New York, NY 10019	50,000